April 8, 2002

SAUER-DANFOSS INC. TO HOLD CONFERENCE CALL TO DISCUSS FIRST QUARTER 2002 RESULTS

AMES, Iowa, USA, April 8, 2002 — Sauer-Danfoss Inc. (NYSE: SHS; FSE: SAR) announced that it will be holding a conference call on April 25, 2002, at 10:00 AM Eastern time, 4:00 PM Frankfurt time.  The purpose of the call will be to discuss first quarter 2002 results.  The Company will release first quarter results the previous day, after the close of markets.

The call is open to all interested parties via an audio webcast and can be accessed through the Investor Relations page of the Company’s website at  http://www.sauer-danfoss-ir.com/102.html.  A replay of the call will be available through May 10 and can be accessed by dialing 800-873-2064 (for callers in the United States and Canada) and 402-220-5378 (for international callers).

Sauer-Danfoss Inc. is a worldwide leader in the design, manufacture and sale of engineered hydraulic systems, components, and electronics for use primarily in applications of mobile equipment.  Sauer-Danfoss, with approximately 7,000 employees worldwide and sales of about $950 million, has manufacturing and engineering capabilities in Europe, the Americas, and the Asia-Pacific region, and principal business centers in Ames, Iowa; Neumünster, Germany; and Nordborg, Denmark.  More details online at www.sauer-danfoss.com.

For further information please contact: Sauer-Danfoss Inc. — Investor Relations

Kenneth D. McCuskey Vice President - Finance	Sauer-Danfoss Inc. 2800 East 13th Street Ames, Iowa, USA, 50010	Phone: (515) 239-6364 Fax: (515) 239-6443 kmccuskey@sauer-danfoss.com

John N. Langrick Director of Finance - Europe	Sauer-Danfoss Inc. Krokamp 35 D-24539 Neumünster	Phone: +49-4321-871-190 Fax: +49-4321-871-121 jlangrick@sauer-danfoss.com